EXHIBIT 99.2




                           [Form of Proxy Card]


                           CALIBER SYSTEM, INC.


            THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
  FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER __, 1997


The undersigned hereby appoints J.E. LYNCH, JR. and D.J. SULLIVAN, each of them with full power of substitution, as proxies of the undersigned, and hereby authorizes such member or members to represent and to vote all shares of common stock without par value of Caliber held of record by the undersigned as of the close of business on November __, 1997, at the Special Meeting of shareholders of Caliber to be held on December __, 1997, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting including matters described in the Joint Proxy Statement/Prospectus furnished herewith. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. THE DIRECTORS RECOMMEND A VOTE FOR THE PROPOSALS. TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION, JUST SIGN AND RETURN THIS PROXY; NO BOXES NEED TO BE CHECKED.

Your vote is important. Failure to sign and return this Proxy, or attend the Special Meeting and vote by ballot, will have the same effect as a vote against the merger.

                               SEE REVERSE SIDE
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       The Directors of Caliber recommend a vote FOR:

       1. The approval and the adoption of the Agreement and Plan of Merger dated as of October 5, 1997 among Caliber, Federal Express Corporation, a Delaware corporation, FDX Corporation ("FDX"), a Delaware corporation (formerly known as Fast Holding Inc.), Fast Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of FDX and Tires Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of FDX.

       FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

       2.    Approval of any proposal to adjourn or postpone the meeting.

       FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

       3. In the discretion of the proxies, to vote upon such other business as may properly come before the meeting, including any adjournment or postponement thereof.

       FOR [ ]        AGAINST [ ]        ABSTAIN [ ]


                                     Confidential Vote Requested [ ]


                              When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.


                              PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY



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